UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2022

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 3, 2022, Lumen Technologies, Inc. (“Lumen” or the “Company”) and certain of its wholly-owned subsidiaries (collectively with the Company, “Sellers”) completed the previously disclosed sale of Sellers’ facilities-based incumbent local exchange business primarily conducted within 20 Midwestern and Southeastern states (the “Sale”) to Connect Holding LLC and its affiliates (who conduct business under the brand “Brightspeed”), which are affiliates of funds advised by Apollo Global Management, Inc. (“Purchaser”). In exchange, Lumen received $7.5 billion of consideration, which was reduced by approximately $0.4 billion of closing adjustments and partially paid through Purchaser’s assumption of approximately $1.5 billion of Lumen’s long-term consolidated indebtedness, resulting in pre-tax cash proceeds of approximately $5.6 billion. This consideration is further subject to certain post-closing adjustments and indemnities set forth in the purchase agreement dated as of August 3, 2021 between Sellers and Purchaser (the “Purchase Agreement”), as amended and supplemented to date.

Effective at the closing of the Sale, affiliates of Purchaser and Sellers entered into various commercial agreements designed to permit, among other things, the parties to continue to serve their respective customers.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

In preparation for consummating the Sale, Lumen contributed approximately $319 million to the spinoff pension plan transferred to Purchaser in connection with the Sale, which supplemented the previously disclosed transfers of pension benefit obligations and assets from Lumen’s pension plan to the same spinoff plan.

Additional information about the Sale is contained in Lumen’s press release issued on October 3, 2022, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company reflecting the Sale is filed as Exhibit 99.2 to this Current Report on Form 8-K:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2022;

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2021; and

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

(d)	Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Purchase Agreement dated as of August 3, 2021, by and among Lumen Technologies, Inc., certain of its subsidiaries and Connect Holding LLC (incorporated by reference to Exhibit 2.1 to Lumen Technologies, Inc.’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on August 3, 2021).

99.1	Press Release dated October 3, 2022.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: October 3, 2022	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

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